Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is being executed and delivered as of June 5, 2025, by and among the Person named on the signature page hereto (the “Stockholder”), Churchill Capital Corp IX, a Cayman Islands exempted company (which shall transfer by way of continuation and domesticate as a Delaware corporation) (“SPAC”), and Plus Automation, Inc., a Delaware corporation (the “Company”). For purposes of this Agreement, SPAC, the Company and the Stockholder are each a “Party” and collectively the “Parties.” Each capitalized term used and not otherwise defined herein has the meaning ascribed to such term in the Merger Agreement (as defined below).

R E C I T A L S

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, SPAC, AL Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of SPAC (“Merger Sub I”), and AL Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of SPAC (“Merger Sub II” and together with Merger Sub I, “Merger Subs”) are entering into an Agreement and Plan of Merger and Reorganization (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), a copy of which is attached hereto as Exhibit A;

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, the Company will enter into a business combination with SPAC and Merger Subs;

WHEREAS, prior to the consummation of the transactions contemplated by the Merger Agreement, SPAC shall domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and Part XII of the Cayman Companies Act (as revised);

WHEREAS, as of the date hereof, the Stockholder is the record and/or beneficial owner of the shares of Company Common Stock and Company Preferred Stock set forth next to the Stockholder’s name on the signature pages hereto (such shares of stock, together with any additional shares of Company Common Stock and/or Company Preferred Stock in which the Stockholder acquires record and beneficial ownership or otherwise becomes entitled to exercise voting power after the date hereof, including by purchase or upon exercise or conversion of any securities convertible into or exercisable or exchangeable for shares of Company Common Stock and/or Company Preferred Stock, the “Subject Shares”); and

WHEREAS, the Stockholder is entering into this Agreement in order to induce SPAC and the Company to enter into the Merger Agreement and the other Transaction Agreements and consummate the Transactions, pursuant to which the Stockholder will directly or indirectly receive a material benefit.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder hereby covenants and agrees as follows:

Section 1. Voting; Support; Termination of Certain Agreements.

(a) From the date of this Agreement until the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”), at each meeting of the stockholders of the Company (including each meeting of the holders of any given class or series of Company Stock), and in any written consent or resolutions of any of the stockholders of the Company in which the Stockholder is entitled to vote or consent, the Stockholder hereby unconditionally and irrevocably agrees to be present or otherwise cause the Subject Shares to be counted as present for such meeting for purposes of establishing a quorum, and vote (in person or by proxy), consent (or cause to be voted or consented) to any action by any written consent or resolution with respect to, as applicable, the Subject Shares and any other equity interests of the Company over which the Stockholder has voting power as of the applicable record date (i) in favor of, and to adopt and approve, the Merger Agreement, the other Transaction Agreements and the Transactions (and any actions required in furtherance thereof), (ii) in favor of any other matters required to be approved or adopted by the stockholders of the Company, including the conversion of all of the Company Preferred Stock and the Company SAFEs into shares of Company Common Stock (the “Conversion of Securities”), to the extent required for the Company to carry out its obligations under the Merger Agreement, and (iii) in opposition to: (A) any Acquisition Transaction and any and all other proposals (x) that could reasonably be expected to materially delay or impair the ability of the Company to consummate the Transactions, (y) which are in competition with or materially inconsistent with the Merger Agreement or any other Transaction Agreement or (z) that would reasonably be expected to result in a material breach of any representation, warranty, covenant, obligation or agreement of the Company contained in the Merger Agreement or any other Transaction Agreement; or (B) any other action or proposal involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, or materially impede, materially interfere with, materially delay, materially postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled, in each case except in connection with a Permitted Equity Financing. Unless the Merger Agreement is validly terminated, the Stockholder hereby unconditionally and irrevocably agrees during the Voting Period to execute and deliver the Written Consent (substantially in the form attached as Exhibit L to the Merger Agreement, with such changes as may be mutually agreed among the Company, SPAC and the Stockholder) to the Company (for delivery to SPAC) within forty-eight (48) hours of the Proxy Clearance Date.

(b) For the avoidance of doubt, nothing in this Agreement shall require the Stockholder to vote in any manner with respect to any amendment to the Merger Agreement in a manner that decreases the Per Share Merger Consideration, changes the form of the Per Share Merger Consideration or is materially adverse to such Stockholder or the Company’s stockholders generally. Except as expressly set forth in this Section 1, the Stockholders shall not be restricted from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company.

(c) During the Voting Period, the Stockholder agrees to execute and deliver all related documentation and take such other actions in support of the Merger, the Conversion of Securities, the Merger Agreement, any other Transaction Agreements and any of the Transactions as shall reasonably be requested by the Company or SPAC in order to carry out the terms and provision of this Section 1, including, without limitation, (i) any applicable Transaction Agreements (including, without limitation and to the extent applicable, the Registration Rights Agreement), (ii) an instrument of conversion effecting the Conversion of Securities (or other similar documentation reasonably requested by SPAC or the Company) with respect to each share of Company Preferred Stock or Company SAFE, as applicable, held by the Stockholder to be held in escrow by the Company until, and effective as of, the Closing, (iii) any actions contemplated by the Written Consent presented to the Stockholder, and (iv) any applicable customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents.

(d) During the Voting Period, the Stockholder agrees not to deposit, and to cause its Affiliates not to deposit, any of the Subject Shares in a voting trust or subject any of the Subject Shares to any arrangement or agreement with respect to the voting of such Subject Shares (other than this Agreement and the Company Stockholder Agreements), unless specifically requested to do so by the Company and SPAC in connection with the Merger Agreement, the other Transaction Agreements or the Transactions.

(e) The Stockholder agrees (i) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law, including pursuant to the DGCL, at any time with respect to the Merger Agreement, the other Transaction Agreements and the Transactions and (ii) not to commence, join in, facilitate, assist, encourage or participate in, and agrees to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against the Company, SPAC or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the Company Board in connection with this Agreement, the Merger Agreement or the Merger, in each case other than a claim by the Company under the Merger Agreement.

(f) Other than as permitted under Section 1(g), the Stockholder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without SPAC’s and the Company’s prior written consent, (i) make or attempt to make any transfer or pledge, or grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement or the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any of the Subject Shares, (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Shares, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Subject Shares, (iv) publicly announce any intention to effect any transaction specified in clauses (i), (ii) or (iii), (v) permit to exist any Lien with respect to any or all of the Subject Shares other than those created by this Agreement and the Company Stockholder Agreements, or (vi) take any action with the intent to prevent or materially impede, interfere with or adversely affect the Stockholder’s ability to perform its obligations under this Section 1. The Company hereby agrees to reasonably cooperate with SPAC in enforcing the transfer restrictions set forth in this Section 1. During the Voting Period, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any of the Subject Shares or any certificate or uncertificated interest representing any of the Subject Shares, except as permitted by, and in accordance with, Section 1(g) herein.

(g) Section 1(f) shall not prohibit a transfer of the Subject Shares by the Stockholder (i) by gift, will or intestate succession upon the death of the Stockholder, (ii) to any Permitted Transferee (as defined below), (iii) pursuant to a court order related to the distribution of assets in connection with the dissolution of marriage or civil union or (iv) pursuant to the settlement, exercise, termination or vesting of Company Equity Awards held by a Stockholder, solely in order to (x) pay the exercise price of such Company Equity Awards or (y) satisfy taxes applicable thereto; provided, however, that in the case of clause (ii) it shall be a condition to such transfer that the transferee(s) agree(s) to be bound by the terms of this Agreement and executes and delivers to the Parties a written consent and joinder memorializing such agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (A) the members of the Stockholder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (B) any trust for the direct or indirect benefit of the Stockholder or an immediate family member of the Stockholder, (C) to any controlled Affiliate of the Stockholder, (D) if the Stockholder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust and (E) if the Stockholder is an entity, as a distribution to its limited partners, stockholders, members of, or owners of similar equity interests in the Stockholder, including, for the avoidance of doubt, where the Stockholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership, and, in each case, to any charitable foundation or charitable organization, including donor advised funds.

(h) During the Voting Period, in the event of any equity dividend or distribution, or any change in the equity interests of the Company by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such equity dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in the transactions described in the foregoing. The Stockholder agrees, while this Agreement is in effect, to notify SPAC promptly in writing (including by e-mail) of the number of any additional Subject Shares acquired by the Stockholder, if any, as of the Proxy Clearance Date.

(i) During the Voting Period, the Stockholder agrees to promptly provide to SPAC, the Company and their respective Representatives any information regarding the Stockholder or the Subject Shares that is reasonably requested by SPAC, the Company or their respective Representatives and required in order for the Company and SPAC to comply with its respective obligations under Section 7.03 or 9.02 of the Merger Agreement.

(j) The Stockholder hereby consents to, and agrees that, conditioned upon the Closing of the Merger and effective as of the First Effective Time, each of the Contracts listed on Schedule A attached hereto shall terminate (and any amendment necessary to effectuate any such termination shall be deemed agreed to and made pursuant to this Section 1(j) and the corresponding provisions of any other Company Voting and Support Agreement) in full automatically and without any further action by any Person and such agreements shall be of no further force and effect and without any cost or other liability or obligation to the Company or its Subsidiaries (as applicable), and there shall be no further obligations, including notice obligations, of any of the relevant parties thereunder following the Closing.

(k) The Stockholder hereby waives any and all notice rights with respect to the Transactions under the Company Stockholder Agreements.

(l) The obligations of the Stockholder specified in this Section 1 shall apply whether or not the Merger, any of the Transactions or any action described above is recommended by the Company Board.

Section 2. Further Assurances. The Stockholder agrees to execute and deliver, or cause to be executed and delivered, all further documents and instruments as SPAC may reasonably request to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Stockholder agrees that it shall, and shall cause its Affiliates to, (i) file or supply, or cause to be filed or supplied, in connection with the Transactions, all notifications and filings (or, if required by the relevant Governmental Authorities, drafts thereof) required to be filed or supplied pursuant to the HSR Act or other regulatory Laws as promptly as practicable after the date hereof (and all filings under the HSR Act shall not be withdrawn or otherwise rescinded without the prior written consent of SPAC) and (ii) use its reasonable best efforts to provide, or cause to be provided, to the extent permitted by the applicable Governmental Authority, any information requested by such Governmental Authority in connection therewith.

Section 3. Binding Effect of Merger Agreement. The Stockholder hereby acknowledges that it has read the Merger Agreement, including with respect to the treatment of its Subject Shares under the terms of the Merger Agreement, and has had the opportunity to consult with its tax and legal advisors. The Stockholder shall be bound by and comply with Sections 9.05 (Confidentiality; Publicity) and 9.03 (Exclusivity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (a) such Stockholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) the first reference to the “Company” contained in Section 9.03 of the Merger Agreement also referred to such Stockholder.

Section 4. Consent to Disclosure. The Stockholder hereby consents to the publication and disclosure in the Proxy Statement and Registration Statement (and, as and to the extent otherwise required by applicable Securities Laws, NASDAQ or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC) of the Stockholder’s identity and record and/or ownership of the Subject Shares and the nature of the Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and the Transaction Agreements and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. The Stockholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

Section 5. Stockholder Representations and Warranties. The Stockholder represents and warrants to SPAC and the Company as follows.

(a) Organization; Authorization. If the Stockholder is not an individual, it is duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction in which it is incorporated, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Stockholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational action on the part of the Stockholder. In the event that the Stockholder is an individual, the Stockholder has full requisite power, right and legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder.

(b) Ownership of the Subject Shares. As of the date of this Agreement, the Stockholder is the record and/or beneficial owner of, and has good and valid title to, all of the Subject Shares and Company Equity Awards set forth on the Stockholder’s signature page hereto, free and clear of any Lien, or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Subject Shares), except (i) transfer restrictions under the Securities Act and any other applicable Securities Laws, (ii) prior to the Closing, the Company Stockholder Agreements and (iii) this Agreement. The Subject Shares and Company Equity Awards set forth on the signature pages hereto are the only securities of the Company owned of record by the Stockholder. The Stockholder has the right to transfer and direct the voting of the Subject Shares and, other than the Company Stockholder Agreements, none of the Subject Shares are subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as expressly provided herein for the benefit of SPAC or as would not reasonably be expected, individually or in the aggregate, to prevent or materially impede, interfere with or adversely affect the Stockholder’s ability to perform its obligations hereunder.

(c) Authority. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery hereof by the other Parties hereto and that this Agreement constitutes a legally valid and binding agreement of such Parties, this Agreement constitutes a legally valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with the terms hereof (subject only to the effect, if any, of (i) applicable bankruptcy and other similar applicable Law affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Stockholder.

(d) Non-Contravention. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its, his or her obligations hereunder will not, (i) result in a violation of applicable Law applicable to such Stockholder, (ii) if the Stockholder is not an individual, conflict with or result in a violation of the governing or organizational documents of the Stockholder, (iii) require any consent or approval that has not been given or other action that has not been taken by any Person under any Contract to which Stockholder is a party, or (iv) result in the creation or imposition of any Lien on the Subject Shares, except in the case of clauses (i), (iii) and (iv), as would not reasonably be expected, individually or in the aggregate, to prevent or materially impede, interfere with or adversely affect the

Stockholder’s ability to perform its obligations hereunder, under the Merger Agreement or any other Transaction Agreement or to consummate the Transactions. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for either the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby that has not been obtained.

(e) Trusts. If the Stockholder is the beneficial owner of any of the Subject Shares held in trust, no consent of any beneficiary of such trust is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or by the Merger Agreement.

(f) Acknowledgement. The Stockholder understands and acknowledges that SPAC is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Stockholder.

(g) No Action. As of the date of this Agreement, there is no Action pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that challenges the beneficial or record ownership of the Subject Shares, the validity of this Agreement or the performance by the Stockholder of its obligations under this Agreement.

Section 6. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC, any of its Subsidiaries or any of their respective Affiliates any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and neither SPAC nor any of its Subsidiaries shall have any authority to direct the Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

Section 7. Remedies. The Stockholder acknowledges and agrees that the rights of each Party contemplated by this Agreement are unique. It is accordingly agreed that the Parties shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including the Stockholder’s obligations to vote the Subject Shares as provided in this Agreement, without proof of actual damages or the inadequacy of monetary damages as a remedy prior to the valid termination of this Agreement, in an appropriate court of competent jurisdiction as set forth in Section 9, this being in addition to any other remedy to which any Party is entitled at law or in equity, including money damages. Each Party further agrees not to oppose the granting of specific performance and other equitable relief on the basis that an adequate remedy at law exists or that specific performance is not an appropriate remedy for any reason at law or in equity. The right to specific enforcement shall include the right of the Parties to cause the other Parties to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Agreement. The Parties further agree to waive any requirement for the security or posting of any bond in connection with any such equitable remedy. The parties acknowledge and agree that this Section 7 is an integral part of the transactions contemplated hereby and without that right, the Parties would not have entered into this Agreement.

Section 8. Severability. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, and the Parties shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. To the extent necessary, the Parties shall amend or otherwise modify this Agreement to replace any provision that is held invalid, illegal, or unenforceable with a valid and enforceable provision that gives effect to the intent of the Parties. Without limiting the foregoing, if any covenant of the Stockholder in this Agreement is held to be unreasonable, arbitrary, or against public policy, such covenant shall be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, shall be effective, binding and enforceable against the Stockholder.

Section 9. Governing Law; Jurisdiction; Waiver of Trial by Jury; Enforcement. Sections 12.06, 12.12 and 12.13 of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

Section 10. Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Any extension or waiver in favor of the Stockholder of any provision hereto shall be valid only if set forth in an instrument in writing signed by SPAC and the Company, approved by action of the board of directors (or equivalent governing body) or duly authorized officers of each of SPAC and the Company, and provided, that any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 11. Captions; Counterparts. The provisions of Section 12.07 of the Merger Agreement are hereby incorporated herein by reference, mutatis mutandis.

Section 12. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that, except in connection with a transfer of the Subject Shares by the Stockholder as described in Section 1(g) herein, no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party, and any attempted assignment in violation of this Section 12 shall be null and void ab initio, except that the Company, SPAC or any of their respective Subsidiaries may transfer or assign its rights and obligations under this Agreement, in whole or in part, to one or more of its Affiliates at any time (provided that such Party remains fully responsible for the performance of its obligations hereunder); provided that no such transfer or assignment shall relieve such party of its obligations hereunder or enlarge, alter or change any obligation of any other Party; provided, further, each Non-Recourse Party shall be a third party beneficiary with respect to the provisions of Section 19 and entitled to enforce the terms thereof.

Section 13. Trusts. If applicable, for purposes of this Agreement, the Stockholder with respect to any of the Subject Shares held in trust shall be deemed to be the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require, including for purposes of such trustees’ representations and warranties as to the proper organization of the trust, their power and authority as trustees and the non-contravention of the trust’s governing instruments.

Section 14. Amendments. This Agreement may only be amended or modified by an instrument in writing signed by each of the Stockholder, SPAC and the Company.

Section 15. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), and, notwithstanding the foregoing, notices delivered by any other means shall be effective only upon actual receipt, addressed as follows:

(i) If to SPAC, to:

Churchill Capital Corp IX

640 Fifth Avenue, 14th Floor

New York, NY 10019

Attn: Jay Taragin

Email: jay.taragin@mkleinandcompany.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 7th Avenue

New York, NY 10019

Attn:	Greg Astrachan
Sean Ewen
Esther Chang

Email:	gastrachan@willkie.com
sewen@willkie.com
eschang@willkie.com

(ii) If to the Company, to:

Plus Automation, Inc.

3315 Scott Boulevard, Suite 300.

Santa Clara, CA 95054

Attn: David Liu

Email: david@plus.ai

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

701 Fifth Avenue, Suite 5100

Seattle, WA 98104-7036

Attn:	Michael Nordtvedt
Jeana S. Kim
Remi P. Korenblit

Email:	mnordtvedt@wsgr.com
jskim@wsgr.com
rkorenblit@wsgr.com

(iii) If to the Stockholder, to the address set forth on the signature page hereto.

Section 16. Effectiveness; Termination. This Agreement shall become effective as of the date hereof and shall automatically terminate (without the requirement of any action by any party hereto) and be of no further force or effect, without any further obligation or liability of the any Person under this Agreement, upon the earliest to occur of (a) the Closing, (b) the date on which the Merger Agreement is terminated in accordance with its terms prior to the Closing Date, (c) the mutual written consent of SPAC, the Company and the Stockholder and (d) the time of any modification, amendment or waiver of the Merger Agreement or any other Transaction Agreement without the Stockholder’s prior written consent; provided, however, that nothing in this Section 16 shall relieve any Party from liability for any willful breach of any covenant or obligation contained in this Agreement by such Party prior to the termination of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 16 shall survive any termination of this Agreement.

Section 17. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 18. Capacity as a Stockholder. Notwithstanding anything herein to the contrary, the Stockholder is signing this Agreement solely in the Stockholder’s capacity as a stockholder of the Company and not in any other capacity, and this Agreement shall not limit or otherwise affect the actions of, or require the taking of any actions by, the Stockholder or any Affiliate, employee or designee of the Stockholder or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

Section 19. No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto (including any Permitted Transferees) and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any Party or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate (other than the Stockholder) of any of the foregoing, including the Company (each, unless a Permitted Transferee, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the other Parties, in no event shall any Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. For the avoidance of doubt, nothing in this Section 19 shall be deemed to limit, restrict or otherwise affect in any way any rights or remedies available under the Merger Agreement. The Stockholder (or its Affiliates) shall not be liable in its capacity as a stockholder of the Company for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement by the Company. In no event shall the Stockholder have any liability under this Agreement with respect to the representations, warranties, liabilities, covenants or obligations under this Agreement (or any other Company Voting and Support Agreement) of any other stockholder of the Company.

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IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

CHURCHILL CAPITAL CORP IX

By:	/s/ Jay Taragin
Name: Jay Taragin
Title: Chief Financial Officer

[Signature Page to Company Voting and Support Agreement]

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

PLUS AUTOMATION, INC.

By:	/s/ David Liu
Name: David Liu
Title: Chief Executive Officer

[Signature Page to Company Voting and Support Agreement]

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

STOCKHOLDER:

Printed Name:

Signature:
By (if an entity):
Title (if an entity):
Email:
Mailing Address:

Shares Owned:

Equity Awards Owned:

[Signature Page to Company Voting and Support Agreement]

Exhibit A

Merger Agreement